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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S4 of Century Bancshares, Inc. of our report dated January 28, 2000, relating to the consolidated financial statements of GrandBanc, Inc. as of December 31, 1999 and 1998 and each of the years in the three year period ended December 31, 1999, that are incorporated by reference in the annual report on Form 10K of GrandBanc, Inc. for the year ended December 31, 1999. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                      /s/ STEGMAN & COMPANY
                                                      --------------------------
                                                          Stegman & Company


Baltimore, Maryland
December 11, 2000